SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) of Watts Water Technologies, Inc. (the “Company”) was held on Wednesday, May 13, 2015.

The results of the voting on the proposals considered at the 2015 Annual Meeting were as follows:

1.             Election of Directors

Each of the following eight persons was elected as a Director of the Company for a term expiring at the Company’s 2016 Annual Meeting of Stockholders and until such Director’s successor is duly elected and qualified.

The voting results were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Robert L. Ayers	89,356,251	1,093,384	1,154,065
Bernard Baert	90,178,679	270,956	1,154,065
Richard J. Cathcart	89,434,969	1,014,666	1,154,065
W. Craig Kissel	89,435,471	1,014,164	1,154,065
John K. McGillicuddy	90,156,623	293,012	1,154,065
Joseph T. Noonan	90,149,396	300,239	1,154,065
Robert J. Pagano, Jr.	90,108,422	233,161	1,154,065
Merilee Raines	90,263,756	185,879	1,154,065

2.             Ratification of Independent Registered Public Accounting Firm

The votes regarding the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 were as follows:

Number of votes cast for the proposal:	91,391,865
Number of votes cast against the proposal:	200,871
Number of abstentions:	10,964
Number of broker non-votes:	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2015	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Robert J. Pagano, Jr.
Robert J. Pagano, Jr.
President and Chief Executive Officer